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                                                                    EXHIBIT 21.1

                               STERIS CORPORATION

                       STERIS CORPORATION SUBSIDIARY LIST

                                                PERCENTAGE
                  SUBSIDIARY                      OWNED       INCORPORATED          LOCATION
- ----------------------------------------------  ----------   ---------------  ---------------------
Ecomed, Inc. .................................      100%     Indiana          Indianapolis, Indiana
Medical & Environmental Designs, Inc. ........      100%     Missouri         Mentor, Ohio
STERIS S.A....................................      100%     Belgium          Brussels, Belgium
STERIS Canada, Limited/Limite.................      100%     Canada           Mississauga,
                                                                              Ontario, Canada
STERIS GmbH...................................      100%     Germany          Orsingen-Nenzingen,
                                                                              Germany
STERIS Limited................................      100%     United Kingdom   Oxfordshire, England
STERIS S.r.l..................................      100%     Italy            Asti, Italy
STERIS Foreign Sales Corporation..............      100%     U.S. Virgin      St. Thomas, U.S.
                                                             Islands          Virgin Islands
STERIS USA Distribution Corporation...........      100%     Ohio             Mentor, Ohio

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